MASTER ADMINISTRATION AGREEMENT

                                     between

                      STANDISH AYER & WOOD INVESTMENT TRUST

                                       and

                         INVESTORS BANK & TRUST COMPANY
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                         MASTER ADMINISTRATION AGREEMENT

      THIS ADMINISTRATION AGREEMENT is made as of March 22, 1996 by and between STANDISH, AYER & WOOD INVESTMENT TRUST, a Massachusetts business trust (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company ("Investors Bank").

      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of the separate portfolios set forth in Appendix A; and

      WHEREAS, the Fund desires to retain Investors Bank to render certain administrative services to the Fund and Investors Bank is willing to render such services;

                                   WITNESSETH:

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

      1. Appointment. The Fund hereby appoints Investors Bank to act as Administrator of the Fund on the terms set forth in this Agreement. Investors Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

      2. Delivery of Documents. The Fund has furnished Investors Bank with copies properly certified or authenticated of each of the following:

      (a) Resolutions of the Fund's Board of Directors authorizing the appointment of Investors Bank to provide certain administrative services to the Fund and approving this Agreement;

      (b) The Fund's incorporating documents filed with the state of [ the state ] on [date] and all amendments thereto (the "Articles");

      (c) The Fund's by-laws and all amendments thereto (the "By-Laws");

      (d) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

      (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

      (f) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and
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      (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for Investors Bank in the proper performance of its duties hereunder.

      The Fund will immediately furnish Investors Bank with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify Investors Bank as soon as possible of any matter materially affecting the performance of Investors Bank of its services under this Agreement.

      3. Duties of Administrator. Subject to the supervision and direction of the Board of Trustees of the Fund, Investors Bank, as an Administrator, undertakes to perform the specific services set forth in Appendix B.

      In performing all services under this Agreement, Investors Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time; and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, Investors Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.

      4.  Fees and Expenses.

      (a) For the services to be rendered by Investors Bank, as provided for in this Agreement, the Fund will compensate Investors Bank in accordance with the fee schedule set forth in Appendix B. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of Investors Bank for which Investors Bank shall be entitled to bill separately.

      (b) Investors Bank shall not be required to pay any expenses incurred by the Fund.

      5.  Limitation of Liability.

      (a) Investors Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify Investors Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the willful misfeasance, bad faith or gross negligence of Investors Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.


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      (b) Investors Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and Investors Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. Investors Bank shall be protected in acting upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. Investors Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received from the Fund.

      6.  Termination of Agreement.

      (a) This Agreement shall become effective on the date hereof and shall remain in force unless terminated pursuant to the provisions of subsection (b) of this Section 6, provided however that Section 5 shall survive the termination of the Agreement.

      (b) This Agreement may be terminated at any time without payment of any penalty, upon 60 days written notice delivered by either party to the other.

      7.  Miscellaneous.

      (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or Investors Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

            To the Fund:        Standish Ayer & Wood Investment Trust
                                One Financial Center
                                Boston, MA 02111
                                Attention: James E. Hollis III

            To Investors Bank:  Investors Bank & Trust Company
                                89 South Street
                                Boston, MA 02111
                                Attention: James Keenan

      (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

      (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.


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      (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

      (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      8. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

      9. Use of Name. The Fund shall not use the name of Investors Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of Investors Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

      10. Limitation of Liability. A copy of the Articles is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement has been executed on behalf of the Fund by an officer of the Fund as an officer and not individually and the obligations of the Fund arising out of this Agreement are not binding upon any of the trustees, officers, or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. No series of the Fund shall be liable for the obligations of any other series of the Fund.


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      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                    Standish, Ayer & Wood Investment Trust


                                    By: /s/ James E. Hollis III
                                    Name: James E. Hollis III
                                    Title: Executive Vice President

ATTEST:

/s/ Denise B. Kneeland
Denise B. Kneeland
March 22, 1996

                                    Investors Bank & Trust Company

                                    By: /s/ Henry N. Joyce
                                    Name: Henry N. Joyce
                                    Title: Director

ATTEST:

/s/ Karen Pratt
Karen Pratt
March 4, 1996

Date: March 22, 1996
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                                   APPENDIX A

                           Dated ______________, 1996
                                       to
                         MASTER ADMINISTRATION AGREEMENT
                                     between
                     STANDISH, AYER & WOOD INVESTMENT TRUST
                                       and
                         INVESTORS BANK & TRUST COMPANY
                           dated _______________, 1996

                        ---------------------------------

            Standish Massachusetts Intermediate Tax Exempt Bond Fund
                   Standish Intermediate Tax Exempt Bond Fund
                    Standish International Fixed Income Fund
                           Standish Fixed Income Fund
                     Standish Short-Term Asset Reserve Fund
                              Standish Equity Fund
                  Standish Small Capitalization Equity Fund
                            Standish Securitized Fund
                        Standish Global Fixed Income Fund
                        Standish Controlled Maturity Fund
                          Standish Fixed Income Fund II
                       Standish International Equity Fund
                       Standish Tax-Sensitive Equity Fund
                 Standish Small Cap Tax-Sensitive Equity Fund
                        Standish Fixed Income Asset Fund
                           Standish Equity Asset Fund
                   Standish Small Capitalization Asset Fund
                   Standish Global Fixed Income Asset Fund